UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2009

SMITH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
16740 Hardy Street, Houston, Texas 77032
(Address of principal executive offices) (Zip Code)
(281) 433-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     The Company negotiated a new term loan agreement to be used in the refinancing of the $1.0 billion bridge loan scheduled to mature on August 19, 2009 and has entered into modifications of existing loan agreements to provide increased financial flexibility.
     On March 9, 2009, Smith International, Inc., a Delaware corporation (the “Company”), entered into a $525.0 million term loan with a group of financial institutions (“2009 Facility”). The funding of the 2009 Facility is contingent upon securing additional cash proceeds of $375.0 million through either a public or private financing transaction prior to June 5, 2009. The proceeds obtained under the 2009 Facility will be used to repay a portion of the borrowings outstanding under the August 20, 2008 Bridge Loan Facility, which is part of the 2008 Credit Agreement referenced below. The Bridge Loan Facility was utilized to fund the cash consideration related to the acquisition of W-H Energy Services, Inc. Borrowings under the 2009 Facility are unsecured and bear interest at the rates specified in the agreement, which contains customary covenants, including leverage ratio covenants.
     On March 3, 2009, the Company entered into a First Amendment to the Credit Agreement with Fortis Bank SA/NV, New York Branch, as administrative agent, the other agents named therein and the lender parties thereto (the “Amendment”). The Amendment modifies the Credit Agreement dated August 20, 2008 (the “2008 Credit Agreement”) to increase the debt to capitalization financial covenant ratio (as defined in the 2008 Credit Agreement) to a maximum of 45 percent.
     In addition, on March 3, 2009, the Company and M-I L.L.C., a Delaware limited liability company, entered into a Third Amendment to the Revolving Credit Facilities with Comerica Bank, acting as administrative agent, the other agents named therein and the lender parties thereto (the “Third Amendment”). The Third Amendment further modifies the Credit Agreement dated as of May 5, 2005, as amended by instruments dated as of August 22, 2006 and August 15, 2008 (the “2005 Credit Agreement”). The Third Amendment modifies the 2005 Credit Agreement to increase the debt to capitalization financial covenant ratio (as defined in the 2005 Credit Agreement) to a maximum of 45 percent.
     The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, the Third Amendment and the 2009 Facility, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	First Amendment, dated March 3, 2009, among Smith International, Inc. Fortis Bank SA/NV, New York Branch, as administrative agent, the other agents named therein, and the lender parties thereto.

10.2	Third Amendment, dated March 3, 2009, among Smith International, Inc., M-I L.L.C., Comerica Bank, as administrative agent, the other agents named therein, and the lender parties thereto.

10.3
Credit Agreement, dated as of March 9, 2009, among Smith International, Inc., the Lenders from time to time party thereto, and DNB NOR Bank ASA, as administrative agent, Calyon New York Branch, as syndication agent, Wells Fargo Banks, N.A., as senior managing agent, and DNB NOR Bank ASA and Calyon New York Branch as co-lead arrangers and joint bookrunners.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2009	SMITH INTERNATIONAL, INC.
	By:	/s/ RICHARD E. CHANDLER, JR.
	Name:	Richard E. Chandler, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment, dated March 3, 2009, among Smith International, Inc. Fortis Bank SA/NV, New York Branch, as administrative agent, the other agents named therein, and the lender parties thereto.

10.2	Third Amendment, dated March 3, 2009, among Smith International, Inc., M-I L.L.C., Comerica Bank, as administrative agent, the other agents named therein, and the lender parties thereto.

10.3
Credit Agreement, dated as of March 9, 2009, among Smith International, Inc., the Lenders from time to time party thereto, and DNB NOR Bank ASA, as administrative agent, Calyon New York Branch, as syndication agent, Wells Fargo Banks, N.A., as senior managing agent, and DNB NOR Bank ASA and Calyon New York Branch as co-lead arrangers and joint bookrunners.

12.1	Computation of Ratio of Earnings to Fixed Charges.